UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 9, 2020 (March 6, 2020)

KEY ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-08038	04-2648081
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 McKinney Street, Suite 1800

Houston, Texas 77010

(Address of principal executive offices and Zip Code)

713-651-4300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading symbol(s))	(Name of each exchange on which registered)
Common Stock, $0.01 par value	KEGX	OTC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously announced, on January 24, 2020, Key Energy Services, Inc. (the “Company” or “Key”) entered into a Restructuring Support Agreement (including the exhibit thereto, the “RSA”) with certain lender parties thereto collectively holding over 99.5% (the “Supporting Term Lenders”) of the principal amount of the Company’s outstanding term loans (the “Existing Term Loans”) under the Company’s existing term loan facility. The RSA contemplated a series of out-of-court transactions that would effectuate a financial restructuring (the “Restructuring”) of the Company’s capital structure and indebtedness and related facilities, including the conversion of approximately $241.9 million aggregate outstanding principal of the Company’s Existing Term Loans (together with accrued interest thereon) into (i) newly issued shares of the common stock of the Company and (ii) $20 million of term loans under a new approximately $51.2 million term loan facility (the “New Term Loan Facility”).

On March 6, 2020 (the “Effective Date”), the Company completed the Restructuring, including a 1-for-50 reverse stock split, as described in more detail below.

This Current Report on Form 8-K contains summary descriptions of certain agreements the Company and its subsidiaries entered into in connection with the Restructuring. The descriptions in this Current Report on Form 8-K are qualified in their entirety by reference to the full agreements, copies of which the Company intends to file as exhibits to its Annual Report on Form 10-K for the year ended December 31, 2019.

Exchange Agreement

On the Effective Date, the Company and the Supporting Term Lenders entered into an exchange agreement (the “Exchange Agreement”) wherein the Supporting Term Lenders exchanged the full principal amount outstanding and accrued and unpaid interest of the Existing Term Loans held by such Supporting Term Lenders for (i) $20 million of term loans under the New Term Loan Facility and (ii) 13,362,009 newly issued shares of the Company’s common stock, par value $0.01 (the “Common Stock”), each on a pro rata basis based on their holdings of existing term loans. After giving effect to the transactions contemplated in the Exchange Agreement, the Supporting Term Lenders own 97% of the Common Stock and holders of Common Stock immediately prior to the Effective Date own 3% of the Common Stock, in each case subject to potential dilution as a result of the Warrants (as defined below) and the 2019 Equity and Cash Incentive Plan, as may be amended from time to time.

Warrants

Pursuant to the RSA, on March 5, 2020, the Board declared a dividend of two series of warrants that will be distributed on March 13, 2020. Each stockholder as of February 18, 2020 will receive their pro rata share of the Warrants based on their ownership of Common Stock as of such date. The first series of warrants (the “Series A Warrants”) will entitle the holders to purchase in the aggregate 1,669,730 shares of the Company’s Common Stock, at an exercise price of $19.23 (the “Series A Exercise Price”). The second series of warrants (the “Series B Warrants” and together with the Series A Warrants, the “Warrants”) will entitle the holders to purchase in the aggregate 1,252,297 shares of the Company’s Common Stock, at an exercise price of $28.85 (the “Series B Exercise Price”). Each series of warrants will have a four-year exercise period.

All unexercised Warrants will expire, and the rights of the holders of such Warrants to purchase Common Stock will terminate, at the close of business on the first to occur of (i) March 13, 2024 or (ii) the date of completion of a certain reorganization transactions that results in the Common Stock being converted into, changed into or exchanged for consideration consisting solely of cash (“Cash Exit Transaction”). Upon the occurrence of a Cash Exit Transaction, each holder of the Warrants shall receive the positive difference between the cash consideration per Common Stock and the exercise price of each Warrant, if any; provided, that if no such payment results from a Cash Exit Transaction that occurs prior to the 18-month anniversary of the Effective Date, then each holder shall receive their pro rata share of the value of the Warrants, as determined by using the Black-Scholes valuation method, in cash as of the date of the Cash Exit Transaction subject to an aggregate cap of $10 million.

The exercise price per share of the Warrants and the number of Warrants are subject to adjustment from time to time upon the occurrence of certain events including: (i) the issuance of Common Stock as a dividend or distribution to all holders of shares of Common Stock, or a subdivision, combination, split, reverse split or reclassification of Common Stock into a greater or smaller number shares of Common Stock, (ii) the issuance as a dividend or distribution to all holders of Common Stock of cash, evidences of indebtedness, securities of the Company or any other person, or other property, (iii) the issuance to all holders of Common Stock of rights, options or warrants entitling them for a period expiring 60 days or less from the date of issuance of such rights, options or warrants to purchase Common Stock at less than the fair value of Common Stock as of the date of announcement of such issuance, and (iv) upon the occurrence of certain reorganization transactions (subject to similar Black-Scholes protection as described above in the first 18-months where cash comprises more than 10% of the consideration in the reorganization and the Warrants are out-of-the-money).

The Warrants permit a holder to exercise the Warrants by paying the applicable exercise price in cash or on a cashless basis. No Warrant holder will have, by virtue of holding or having a beneficial interest in the Warrants, the right to vote, to consent, to receive any cash dividends, stock dividends, allotments or rights or other distributions paid, allotted or distributed or distributable to the holders of Common Stock, or to exercise any rights whatsoever as a stockholder of the Company unless, until and only to the extent such Warrant holder becomes a holder of record of shares of Common Stock issued upon settlement of Warrants.

Stockholders Agreement

Pursuant to the RSA, on the Effective Date, the Company and the Supporting Term Lenders executed the Stockholders Agreement. Among other things, the Stockholders Agreement provides:

•

Following the Effective Date, the Board will consist of seven directors, each of whom will have one vote, comprised of: the CEO, one director selected by Soter Capital LLC (“Soter”) who does not need to be independent, and five directors who meet the “independent director” requirements set forth in Section 303A of the NYSE Listed Company Manual and who are selected by the Supporting Term Lenders based on their respective percentage ownership in the Company;

•

Going forward, Supporting Term Lenders who hold more than 25% of the Company’s outstanding shares as of the closing of the Restructuring are entitled to nominate two directors and Supporting Term Lenders who hold between 10% and 25% of the Company’s outstanding shares as of the closing of the Restructuring are entitled to nominate one director. All future nominees of Supporting Term Lenders, other than Soter nominees, must meet the “independent director” requirements set forth in Section 303A of the NYSE Listed Company Manual;

•	Supporting Term Lenders are entitled to appoint non-voting board observers subject to specified ownership thresholds;

•

Supporting Term Lenders collectively holding over 50% of the then-outstanding Common Stock have the right to drag the other Supporting Term Lenders in a sale at any time the Company is a Private Company (as defined in the Stockholders Agreement);

•	Supporting Term Lenders have the right to tag on the sale by one or more Supporting Term Lenders of over 50% of the then-outstanding Common Stock at any time the Company is a Private Company; and

•	Supporting Term Lenders have certain “demand” and “piggyback” registration rights and customary information rights.

CASA Letter Agreement

On the Effective Date, the Company and Platinum Equity Advisors, LLC (“Platinum”), entered into a letter agreement (the “CASA Letter Agreement”) regarding outstanding payments owed to Platinum by the Company under the Corporate Advisory Services Agreement, dated as of December 15, 2016 (the “Advisory Agreement”). Pursuant to the CASA Letter Agreement and the Exchange Agreement, Platinum agreed to release the Company from its outstanding payment obligations under the Advisory Agreement in exchange for the right to a potential payment of $4.0 million upon the occurrence of certain reorganization events involving the Company.

New Term Loan Facility

Upon completion of the Restructuring, Key entered into the New Term Loan Facility with the Supporting Term Lenders. The New Term Loan Facility is comprised of (i) a $50 million senior secured term loan, of which $30 million will be funded with new cash proceeds provided by the Supporting Term Lenders and $20 million will be issued in exchange for the Existing Term Loans held by, and accrued interest owed to, the Supporting Term Lenders and (ii) an approximate $1.2 million senior secured term loan tranche in respect of Existing Term Loans held by lenders who are not Supporting Term Lenders. The New Term Loan Facility will mature 5.5 years after the Effective Date. Soter provided $7.5 million of the $30 million of new funding under the New Term Loan Facility and the Supporting Term Lenders provided the rest of such $30 million on a pro rata basis based on their holdings of Existing Term Loans. The net proceeds of the $30 million new money term loans will be used to finance capital expenditures and working capital and for other general corporate purposes. Contemporaneously with the closing of the Restructuring, the agent under the New Term Loan Facility entered into an amended and restated intercreditor agreement (the “New Intecreditor Agreement”) with the agent under the New ABL Facility (as defined below).

The annual interest rate under the New Term Loan Facility is equal to LIBOR plus 10.25% and is payable semi-annually. Notwithstanding the foregoing, Key has the option to pay interest in kind at an annual rate of LIBOR plus 12.25% on the outstanding principal amount of the New Term Loans for the first two years following the closing of the Restructuring.

The Company’s obligations under the New Term Loan Facility are guaranteed by the same subsidiaries that guarantee the Existing Term Loans. The obligations under the New Term Loan Facility are secured by a perfected first priority lien on all assets of the Company and the subsidiary guarantors (except for such assets on which the liens securing the obligations under the New Term Loan Facility are junior in priority to liens securing the obligations under the New ABL Facility, as provided under the New Intercreditor Agreement).

The Company has the right to voluntarily prepay the New Term Loans under the New Term Loan Facility at any time, subject to a prepayment premium (which may be waived by lenders holding New Term Loans under the New Term Loan Facility representing at least two-thirds of the aggregate outstanding principal amount of the New Term Loans) expressed as a percentage of the principal amount of the New Term Loans prepaid equal to 3% from the closing of the Restructuring to the first anniversary of the Effective Date, 2% from the first anniversary to the second anniversary, 1% from the second anniversary to the third anniversary, and 0% thereafter. The prepayment premium is also payable upon certain debt incurrences and asset sales, generation of excess cash flow, receipt of extraordinary cash proceeds (e.g., tax and insurance), certain change of control transactions and acceleration of the loans under the New Term Loan Facility because of an event of default or otherwise, subject in each case to certain exceptions.

The New Term Loan Facility contains affirmative and negative covenants customary for facilities of this type.

New ABL Facility

In connection with the Restructuring, Key entered into a third amendment to its existing ABL facility (the “New ABL Facility”). The New ABL Facility (i) reduced the lenders’ aggregate commitments to make revolving loans to $70 million, (ii) increased the applicable interest rate margin by 75 basis points to 275–375 basis points for LIBOR borrowing and 175–225 basis points for base rate borrowing, in each case depending on the fixed charge coverage ratio at the time of determination, and (iii) lowered the availability thresholds for triggering certain covenants. The New ABL Facility contains affirmative and negative covenants that are substantially similar to those under the New Term Loan Facility.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the New Term Loan Facility and the New ABL Facility set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth under Item 1.01 with respect to the Exchange Agreement is incorporated herein by reference. The issuance of common stock pursuant to the Exchange Agreement was conducted in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), set forth under Section 4(a)(2) of the Securities Act relating to issuances not involving any public offering and other applicable exemptions under the Securities Act, based, in certain circumstances, on representations to be made by the recipients.

Item 3.03 Material Modification to Rights of Security Holders.

To the extent applicable, the information set forth under Item 1.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Directors

On the Effective Date, in connection with the Restructuring, Bryan Kelln, Mary Ann Sigler, Paul T. Bader, Philip Norment, and Steven H. Pruett resigned as members of the Board. Pursuant to the Exchange Agreement and the Stockholders Agreement, J. Marshall Dodson, current Interim Chief Executive Officer of the Company, and certain nominees of the Supporting Term Lenders, were appointed to the Board on the Effective Date. The new members of the Board are:

•

Harry Quarls: Mr. Quarls currently serves as a director for Rosehill Resources Inc., PetroQuest Energy and chairman of the board for Sunrise Oil & Gas. Mr. Quarls previously served as chairman of the board for Penn Virginia Corporation, SH 130 Concessions Company, Trident Resources Corp., Woodbine Acquisition Corp. and US Oil Sands Corp. Mr. Quarls also served as a director and chairman of the strategic alternatives committee for Gastar Exploration Inc. and as a director for Fairway Resources and Opal Resources. Mr. Quarls served as a Managing Director at Global Infrastructure Partners retiring after over a decade of service. Additionally, Mr. Quarls served as Managing Director and practice leader for Global Energy, as well as a member of the board of directors at Booz & Company, a leading international management consulting firm. Mr. Quarls earned an M.B.A. from Stanford University and holds ScM and B.S. degrees, both in chemical engineering, from M.I.T. and Tulane University, respectively. Mr. Quarls will serve as Chairman of the Board. It is expected that Mr. Quarls will serve on the Compensation Committee and Nominating and Governance Committee of the Board.

•

Alan Menkes: Mr. Menkes currently serves as the Managing Partner of Empeiria Capital Partners, a private equity firm that he co-founded in 2002. From 2011 to 2012, Mr. Menkes served as the CEO of Empeiria Acquisition Corp., a special purpose acquisition company until it closed its merger with an operating company in December 2012 and was subsequently renamed Integrated Drilling Equipment Holdings Corp, a publicly traded company. From 2009 to 2010, Mr. Menkes was affiliated with G2 Investment Group LLC, a diversified asset management firm. From 2007 to 2008, Mr. Menkes was a Partner of Enterprise Infrastructure Ventures, a real estate investment firm, and the Chief Strategic and Investment Officer of CS Technology, an affiliate of Enterprise Infrastructure Ventures. Prior to founding Empeiria Acquisition Corp., from December 1998 through February 2002, Mr. Menkes was Co-Director of Private Equity and a member of the Executive Committee of Thomas Weisel Partners. Prior to that, Mr. Menkes was a Partner of Hicks, Muse, Tate & Furst, where he was employed for almost seven years. Mr. Menkes was with The Carlyle Group from its founding in 1987 to 1992. Mr. Menkes currently serves on the boards of directors of SAExploration Holdings, a publicly traded company, PLH Group and Empeiria BBRSS Holdings LLC. Mr. Menkes earned a B.A. in Economics with Highest Distinction from the University of Virginia in 1980 and a M.B.A. with Distinction from the Wharton School at the University of Pennsylvania in 1982. It is expected that Mr. Menkes will serve on the Compensation Committee and Nominating and Governance Committee of the Board.

•

Marcus Rowland: Mr. Rowland is currently the Senior Managing Director and founding partner of IOG Capital, LP, an oil and gas investment company and is the chairman of the board of Silverbow Resources, Inc. Recently, Mr. Rowland served as the Chief Executive Officer at FTS International, Inc. (formally Frac Tech International, LLC). He served as the President and Chief Financial Officer of Frac Tech Services, LLC and Frac Tech International, LLC from November 2010 to May 2011. Mr. Rowland is the former Executive Vice President and Chief Financial Officer of Chesapeake Energy Corporation, where he worked for 18 years in roles of increasing levels of responsibility. Mr. Rowland served as Chief Operating Officer of Anglo-Suisse, LP from 1990 to 1993, and was assigned to the White Nights Russian Enterprise, a joint venture of Anglo-Suisse, LP and Phibro Energy Corporation, a major foreign operation which was granted the right to engage in oil and gas operations in Russia. Mr. Rowland currently serves on the board of directors of Warren Resources, a publicly-traded exploration and production company, and as non-executive chairman of the board of SilverBow Resources, Inc., as well as on several privately-held energy companies and community banks. Mr. Rowland holds a Bachelor’s degree from Wichita State University. Mr. Rowland will serve as chairman of the Audit Committee of the Board.

•

J. Marshall Dodson: Mr. Dodson is the Company’s Senior Vice President, Interim Chief Executive Officer, Chief Financial Officer and Treasurer. Mr. Dodson joined Key as Vice President and Chief Accounting Officer on August 22, 2005 and served in that capacity until being appointed Vice President and Treasurer on June 8, 2009. From February 6, 2009, until March 26, 2009, Mr. Dodson served in the additional capacity as interim principal financial officer and was appointed Senior Vice President and Chief Financial Officer on March 25, 2013. From May 11, 2018 to August 20, 2018, Mr. Dodson served as Senior Vice President, Interim Chief Executive Officer, Chief Financial Officer & Treasurer and then from August 2018, Mr. Dodson served as Senior Vice President, Chief Financial Officer & Treasurer until he was appointed Senior Vice President, Interim Chief Executive Officer, Chief Financial Officer & Treasurer on December 30, 2019. Prior to joining Key, Mr. Dodson served in various capacities at Dynegy, Inc., an electric energy production and services company, from 2002 to August 2005, most recently serving as Managing Director and Controller, of Dynegy Generation since 2003. Mr. Dodson started his career with Arthur Andersen LLP in Houston, Texas in 1993, serving most recently as a senior manager prior to joining Dynegy, Inc. Mr. Dodson received a BBA from the University of Texas at Austin in 1993. Mr. Dodson also served as a director for Enduro Resource Partners LLC, a private exploration and production company from November 2017 until July 2018.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Amended and Restated Certificate of Incorporation

On the Effective Date, pursuant to the approval of its stockholders, the Company filed an amended and restated Certificate of Incorporation (the “Restated Charter”) with the Secretary of State of the State of Delaware. The Restated Charter, among other things, (i) gives effect to a 1-for-50 reverse stock split of the Common Stock and (ii) implements various corporate governance changes necessary to effectuate the Restructuring. Additional details of the Restated Charter are included in the Company’s 2020 Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on February 6, 2020.

The forgoing description of the Restated Charter is qualified in its entirety by reference to the complete text of the Restated Charter, attached hereto as Exhibit 3.1 and incorporated herein by reference.

Amended and Restated By-laws

On the Effective Date, the Board amended and restated the Company’s Amended and Restated By-laws (the “Restated By-laws”) in order to effectuate certain corporate governance changes contemplated by the RSA. As a general matter, the Company’s Amended and Restated By-laws were amended generally to remove references to Platinum, their director appointees and certain special voting rights in connection therewith. The following is a summary of the material amendments:

•

Article II was amended generally to remove references to the Initial Directors (as defined therein) and to provide for the election of directors, subject to certain nomination rights included in the Stockholders Agreement.

•

Article II, Section 9, as amended, deletes certain special director quorum requirements that previously applied, and provides that, at all meetings, the majority of directors shall constitute a quorum for the transaction of business;

•

Article IV, which provided Non-Platinum Stockholders (as defined therein) approval rights for certain issuances of Common Stock unless such issuance of shares were approved by a supermajority vote of the Board, and required the supermajority vote of the Board to approve certain matters, was deleted in its entirety; and

•	Article VIII, Section 7, which provided that Delaware was the exclusive forum for certain litigation, was deleted in its entirety as a similar provision was included in the Restated Charter.

The forgoing description of the Restated By-laws is qualified in its entirety by reference to the complete text of the Restated By-laws, attached hereto as Exhibit 3.2 and incorporated herein by reference.

Item 8.01 Other Events

On March 9, 2020, the Company issued a press release announcing the closing of the Restructuring and the transactions contemplated in connection therewith, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.1	Amended and Restated Certificate of Incorporation of Key Energy Services, Inc., dated as of March 6, 2020.

3.2	Amended and Restated By-laws of Key Energy Services, Inc., dated as of March 6, 2020.

99.1	Press Release, dated March 9, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY ENERGY SERVICES, INC.

Date: March 9, 2020	By:	/s/ Katherine I. Hargis
Katherine I. Hargis
Senior Vice President, Chief Administrative Officer, General Counsel & Corporate Secretary